Exhibit 99.1

Federated Investors, Inc. Reports Second Quarter 2013 Earnings

•	Equity assets increase $5.5 billion or 17% to $38.7 billion from Q2 2012

•	Net equity sales were $383 million during Q2 2013

•	Board increases dividend 4% to $0.25 per share
(PITTSBURGH, Pa., July 25, 2013) — Federated Investors, Inc. (NYSE: FII), one of the nation's largest investment managers, today reported earnings per diluted share (EPS) of $0.39 and net income of $40.4 million for Q2 2013, each of which is the same amount reported for Q2 2012. Federated reported YTD 2013 EPS of $0.80, matching the amount reported for the first half of 2012.
Federated's total managed assets were $363.8 billion at June 30, 2013, up $7.9 billion or 2 percent from $355.9 billion at June 30, 2012 and down $13.5 billion or 4 percent from $377.3 billion reported at March 31, 2013. Average managed assets for Q2 2013 were $372.9 billion, up $12.3 billion or 3 percent from $360.6 billion reported for Q2 2012 and down $8.3 billion or 2 percent from $381.2 billion reported for Q1 2013.
"Equity sales were positive for the quarter with strong client interest in a variety of strategies, especially our income-oriented portfolios investing in both U.S. and international dividend-paying companies," said J. Christopher Donahue, president and chief executive officer.  "Federated offers a diversified approach to the pursuit of dividends and income with a range of equity, fixed-income and balanced investment solutions."
Federated's board of directors declared a quarterly dividend of $0.25 per share, a 4 percent increase from the prior quarter. The dividend is payable on Aug. 15, 2013 to shareholders of record as of Aug. 8, 2013. During Q2 2013, Federated purchased 158,133 shares of Federated class B common stock for $2.8 million.
Federated's equity assets were $38.7 billion at June 30, 2013, up $5.5 billion or 17 percent from $33.2 billion at June 30, 2012 and up $0.8 billion or 2 percent from $37.9 billion at March 31, 2013. Top-selling equity funds during Q2 2013 on a net basis were Federated Strategic Value Dividend Fund, Federated Capital Income Fund, Federated International Strategic Value Dividend Fund, Federated Kaufmann Large Cap Fund and Federated Muni and Stock Advantage Fund.
Federated's fixed-income assets were $50.0 billion at June 30, 2013, up $1.0 billion or 2 percent from $49.0 billion at June 30, 2012 and down $2.8 billion or 5 percent from $52.8 billion at March 31, 2013. Bond assets in the liquidation portfolio were $6.6 billion at June 30, 2013. Top-selling fixed-income funds during Q2 2013 on a net basis included several of Federated's U.S. and U.K.-domiciled short-duration products and Federated Institutional High Yield Bond Fund.
Money market assets in both funds and separate accounts were $268.5 billion at June 30, 2013, up $3.0 billion or 1 percent from $265.5 billion at June 30, 2012 and down $11.2 billion or 4 percent from $279.7 billion at March 31, 2013. Money market mutual fund assets were $232.9 billion at June 30, 2013, down $5.7 billion or 2 percent from $238.6 billion at June 30, 2012 and down $9.8 billion or 4 percent from $242.7 billion at March 31, 2013.

MEDIA:	MEDIA:	ANALYSTS:
Meghan McAndrew 412-288-8103	J.T. Tuskan 412-288-7895	Ray Hanley 412-288-1920

Federated Reports Q2 2013 Earnings	Page 2 of 10

Financial Summary
Q2 2013 vs. Q2 2012
Revenue decreased by $8.3 million or 4 percent due primarily to an increase in voluntary fee waivers related to certain money market funds in order for these funds to maintain positive or zero net yields. The decrease was partially offset by an increase in revenue due to higher average equity and fixed-income assets. See additional information about voluntary fee waivers in the table at the end of this financial summary.
During Q2 2013, Federated derived 59 percent of its revenue from equity and fixed-income assets (36 percent from equity assets and 23 percent from fixed-income assets), 40 percent from money market assets and 1 percent from other products and services.
Operating expenses decreased $5.3 million or 3 percent primarily related to a decrease in distribution expense related to increased fee waivers, which were partially offset by increased compensation and related expenses.
Q2 2013 vs. Q1 2013
Revenue decreased by $4.2 million or 2 percent primarily due to an increase in voluntary fee waivers.
Operating expenses decreased by $2.0 million or 1 percent. The decrease primarily reflects lower distribution expense related to the aforementioned increase in fee waivers.
YTD 2013 vs. YTD 2012
Revenue decreased by $10.6 million or 2 percent primarily due to an increase in voluntary fee waivers, which was partially offset by an increase from higher average equity, fixed-income and money market assets.
For the first half of 2013, Federated derived 57 percent of its revenue from equity and fixed-income assets (34 percent from equity assets and 23 percent from fixed-income assets), 42 percent from money market assets and 1 percent from other products and services.
Operating expenses decreased by $5.5 million or 2 percent primarily due to a decrease in distribution expense related primarily to increased fee waivers that were partially offset by an increase related to a change in the mix of average money market assets and increased compensation and related expenses.
Federated's level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others including asset levels, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers and expenses can impact Federated's activity levels and financial results significantly. Risk factors and uncertainties that can influence Federated's financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission.
Fee waivers to maintain positive or zero net yields could vary significantly in the future as they are contingent on a number of variables including, but not limited to, changes in assets within the money market funds, available yields on instruments held by the money market funds, actions by the Federal Reserve, the U.S. Department of the Treasury, the Securities and Exchange Commission, the Financial Stability Oversight Council and other governmental entities, changes in expenses of the money market funds, changes in the mix of money market customer assets, Federated’s willingness to continue the fee waivers and changes in the extent to which the impact of the waivers is shared by third parties.

Federated Reports Q2 2013 Earnings	Page 3 of 10

Money Market Fund Yield Waiver Impact to Consolidated Statements of Income
(in millions)

	Quarter Ended		Change Q2 2012 to Q2 2013	Quarter Ended	Change Q1 2013 to Q2 2013	Six Months Ended		Change YTD 2012 to YTD 2013
	June 30, 2013	June 30, 2012		March 31, 2013		June 30, 2013	June 30, 2012
Investment advisory fees	$(59.4)	$(43.0)	$(16.4)	$(54.9)	$(4.5)	$(114.3)	$(95.9)	$(18.4)
Other service fees	(32.5)	(27.3)	(5.2)	(32.4)	(0.1)	(65.0)	(54.8)	(10.2)
Total Revenue	$(91.9)	$(70.3)	$(21.6)	$(87.3)	$(4.6)	$(179.3)	$(150.7)	$(28.6)
Less: Reduction in distribution expense	66.9	53.1	13.8	64.8	2.1	131.7	110.6	21.1
Operating income	$(25.0)	$(17.2)	$(7.8)	$(22.5)	$(2.5)	$(47.6)	$(40.1)	$(7.5)
Less: Reduction in noncontrolling interest	1.3	0.0	1.3	0.8	0.5	2.1	0.6	1.5
Pre-tax impact	$(23.7)	$(17.2)	$(6.5)	$(21.7)	$(2.0)	$(45.5)	$(39.5)	$(6.0)

Federated will host an earnings conference call at 9 a.m. Eastern on July 26, 2013. Investors are invited to listen to Federated's earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed in real time on the Internet via the About Federated section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and through Aug. 2, 2013 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering access code 417387.
Federated Investors, Inc. is one of the largest investment managers in the United States, managing $363.8 billion in assets as of June 30, 2013. With 135 funds and a variety of separately managed account options, Federated provides comprehensive investment management to approximately 5,700 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 3 percent of money market fund managers in the industry, the top 7 percent of equity fund managers and the top 9 percent of fixed-income fund managers1. For more information, visit FederatedInvestors.com.
###
1 Strategic Insight, May 31, 2013. Based on assets under management in open-end funds.
Federated Securities Corp. is distributor of the Federated funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment adviser.

Certain statements in this press release, such as those related to the level of fee waivers and expenses incurred by the company, product demand, asset flows and mix and market conditions constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, which could vary significantly depending on a variety of factors identified above, and include the ability of the company to sustain product demand and asset flows and mix, which could vary significantly depending on market conditions, investment performance and investor behavior.  Other risks and uncertainties also include the risk factors discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission.  As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q2 2013 Earnings	Page 4 of 10

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q2 2012 to Q2 2013	Quarter Ended	% Change Q1 2013 to Q2 2013
	June 30, 2013	June 30, 2012		March 31, 2013
Revenue
Investment advisory fees, net	$147,515	$154,367	(4)%	$150,763	(2)%
Administrative service fees, net	55,253	54,986	0	56,828	(3)
Other service fees, net	19,856	22,007	(10)	19,332	3
Other, net	1,182	772	53	1,049	13
Total Revenue	223,806	232,132	(4)	227,972	(2)

Operating Expenses
Compensation and related	67,855	65,215	4	66,937	1
Distribution	53,809	62,328	(14)	58,240	(8)
Professional service fees	9,293	9,932	(6)	8,844	5
Office and occupancy	6,543	6,119	7	6,432	2
Systems and communications	6,087	6,773	(10)	6,623	(8)
Advertising and promotional	3,936	3,316	19	3,422	15
Travel and related	3,533	3,336	6	2,686	32
Intangible asset related	654	822	(20)	763	(14)
Other	6,068	5,271	15	5,826	4
Total Operating Expenses	157,778	163,112	(3)	159,773	(1)
Operating Income	66,028	69,020	(4)	68,199	(3)

Nonoperating Income (Expenses)
Investment income, net	4,059	2,272	79	4,428	(8)
Debt expense	(3,137)	(3,690)	(15)	(3,253)	(4)
Other, net	(30)	(128)	(77)	(40)	(25)
Total Nonoperating Income (Expenses), net	892	(1,546)	(158)	1,135	(21)
Income before income taxes	66,920	67,474	(1)	69,334	(3)
Income tax provision	25,059	24,401	3	24,646	2
Net income including noncontrolling interest in subsidiaries	41,861	43,073	(3)	44,688	(6)
Less: Net income attributable to the noncontrolling interest in subsidiaries	1,453	2,663	(45)	1,694	(14)
Net Income	$40,408	$40,410	0%	$42,994	(6)%

Amounts Attributable to Federated
Earnings Per Share[1]
Basic and diluted	$0.39	$0.39	0%	$0.41	(5)%
Weighted-average shares outstanding
Basic	100,716	100,347		100,518
Diluted	100,717	100,347		100,518
Dividends declared per share	$0.24	$0.24		$0.24
1) Unvested share-based payment awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $1.5 million, $1.5 million and $1.7 million available to unvested restricted shares for the quarterly periods ended June 30, 2013, June 30, 2012 and March 31, 2013, respectively, was excluded from the computation of earnings per share.

Federated Reports Q2 2013 Earnings	Page 5 of 10

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Six Months Ended		% Change
	June 30, 2013	June 30, 2012
Revenue
Investment advisory fees, net	$298,278	$303,714	(2)%
Administrative service fees, net	112,081	112,278	0
Other service fees, net	39,187	44,663	(12)
Other, net	2,231	1,758	27
Total Revenue	451,777	462,413	(2)

Operating Expenses
Compensation and related	134,792	129,280	4
Distribution	112,048	124,021	(10)
Professional service fees	18,137	20,240	(10)
Office and occupancy	12,975	12,371	5
Systems and communications	12,710	13,084	(3)
Advertising and promotional	7,358	6,244	18
Travel and related	6,219	6,087	2
Intangible asset related	1,417	843	68
Other	11,894	10,876	9
Total Operating Expenses	317,550	323,046	(2)
Operating Income	134,227	139,367	(4)

Nonoperating Income (Expenses)
Investment income, net	8,487	5,618	51
Debt expense	(6,390)	(7,401)	(14)
Other, net	(70)	(166)	(58)
Total Nonoperating Income (Expenses), net	2,027	(1,949)	(204)
Income before income taxes	136,254	137,418	(1)
Income tax provision	49,705	49,938	0
Net income including noncontrolling interest in subsidiaries	86,549	87,480	(1)
Less: Net income attributable to the noncontrolling interest in subsidiaries	3,147	4,745	(34)
Net Income	$83,402	$82,735	1%

Amounts Attributable to Federated
Earnings Per Share[1]
Basic and diluted	$0.80	$0.80	0%
Weighted-average shares outstanding
Basic	100,617	100,229
Diluted	100,618	100,229
Dividends declared per share	$0.48	$0.48
1) Unvested share-based payment awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $3.2 million and $3.0 million available to unvested restricted shares for the six months ended June 30, 2013 and June 30, 2012, respectively, was excluded from the computation of earnings per share.

Federated Reports Q2 2013 Earnings	Page 6 of 10

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	June 30, 2013	Dec. 31, 2012
Assets
Cash and other investments	$302,945	$258,628
Other current assets	48,293	41,434
Intangible assets, net and goodwill	726,505	727,857
Other long-term assets	64,463	62,142
Total Assets	$1,142,206	$1,090,061

Liabilities, redeemable noncontrolling interest and equity
Current liabilities	$146,326	$181,134
Long-term debt	255,000	276,250
Other long-term liabilities	136,218	128,733
Redeemable noncontrolling interest	69,539	7,268
Equity excluding treasury stock	1,289,317	1,256,698
Treasury stock	(754,194)	(760,022)
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$1,142,206	$1,090,061

Federated Reports Q2 2013 Earnings	Page 7 of 10

Changes in Equity and Fixed-Income Fund and Separate Account Assets
(in millions)

	Quarter Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Equity Funds
Beginning assets	$24,491	$23,152	$23,612	$23,152	$21,930
Sales	1,918	1,752	1,529	3,670	3,352
Redemptions	(1,629)	(2,388)	(1,797)	(4,017)	(3,984)
Net sales (redemptions)	289	(636)	(268)	(347)	(632)
Net exchanges	43	47	3	90	(9)
Market gains and losses/reinvestments[1]	207	1,928	(676)	2,135	1,382
Ending assets	$25,030	$24,491	$22,671	$25,030	$22,671

Equity Separate Accounts[2]
Beginning assets	$13,361	$11,858	$10,505	$11,858	$8,957
Sales[3]	1,031	1,106	836	2,137	2,297
Redemptions[3]	(937)	(568)	(697)	(1,505)	(1,183)
Net sales[3]	94	538	139	632	1,114
Net exchanges	0	0	(9)	0	(9)
Market gains and losses/reinvestments[1]	220	965	(85)	1,185	488
Ending assets	$13,675	$13,361	$10,550	$13,675	$10,550

Total Equity[2]
Beginning assets	$37,852	$35,010	$34,117	$35,010	$30,887
Sales[3]	2,949	2,858	2,365	5,807	5,649
Redemptions[3]	(2,566)	(2,956)	(2,494)	(5,522)	(5,167)
Net sales (redemptions)[3]	383	(98)	(129)	285	482
Net exchanges	43	47	(6)	90	(18)
Market gains and losses/reinvestments[1]	427	2,893	(761)	3,320	1,870
Ending assets	$38,705	$37,852	$33,221	$38,705	$33,221

Fixed-Income Funds
Beginning assets	$42,612	$42,478	$38,526	$42,478	$37,241
Sales	5,232	5,148	5,636	10,380	10,458
Redemptions	(6,877)	(5,009)	(3,639)	(11,886)	(7,626)
Net (redemptions) sales	(1,645)	139	1,997	(1,506)	2,832
Net exchanges	(80)	(42)	(1,510)	(122)	(1,569)
Market gains and losses/reinvestments[1]	(699)	37	481	(662)	990
Ending assets	$40,188	$42,612	$39,494	$40,188	$39,494

Fixed-Income Separate Accounts[2]
Beginning assets	$10,158	$10,233	$7,695	$10,233	$7,573
Sales[3]	562	531	624	1,093	844
Redemptions[3]	(725)	(645)	(521)	(1,370)	(801)
Net (redemptions) sales[3]	(163)	(114)	103	(277)	43
Net exchanges	7	0	1,592	7	1,592
Market gains and losses/reinvestments[1]	(185)	39	84	(146)	266
Ending assets	$9,817	$10,158	$9,474	$9,817	$9,474

Total Fixed Income[2]
Beginning assets	$52,770	$52,711	$46,221	$52,711	$44,814
Sales[3]	5,794	5,679	6,260	11,473	11,302
Redemptions[3]	(7,602)	(5,654)	(4,160)	(13,256)	(8,427)
Net (redemptions) sales[3]	(1,808)	25	2,100	(1,783)	2,875
Net exchanges	(73)	(42)	82	(115)	23
Market gains and losses/reinvestments[1]	(884)	76	565	(808)	1,256
Ending assets	$50,005	$52,770	$48,968	$50,005	$48,968
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts and sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses/reinvestments.

Federated Reports Q2 2013 Earnings	Page 8 of 10

Changes in Liquidation Portfolio
(in millions)

	Quarter Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Liquidation Portfolio[1]
Beginning assets	$7,019	$7,346	$8,583	$7,346	$8,856
Net redemptions	(458)	(327)	(458)	(785)	(731)
Market gains and losses/reinvestments[2]	0	0	(1)	0	(1)
Ending Assets	$6,561	$7,019	$8,124	$6,561	$8,124
1) Liquidation portfolio represents a portfolio of distressed bonds. Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. Management-fee rates earned from this portfolio are lower than those of traditional separate account mandates.
2) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.

Federated Reports Q2 2013 Earnings	Page 9 of 10

MANAGED ASSETS (in millions)	June 30, 2013	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012
By Asset Class
Equity	$38,705	$37,852	$35,010	$35,355	$33,221
Fixed-income	50,005	52,770	52,711	51,389	48,968
Money market	268,532	279,668	284,704	269,622	265,548
Liquidation portfolio[1]	6,561	7,019	7,346	7,718	8,124
Total Managed Assets	$363,803	$377,309	$379,771	$364,084	$355,861
By Product Type
Funds:
Equity	$25,030	$24,491	$23,152	$23,658	$22,671
Fixed-income	40,188	42,612	42,478	41,547	39,494
Money market	232,874	242,734	255,689	244,826	238,610
Total Fund Assets	$298,092	$309,837	$321,319	$310,031	$300,775
Separate Accounts:
Equity	$13,675	$13,361	$11,858	$11,697	$10,550
Fixed-income	9,817	10,158	10,233	9,842	9,474
Money market	35,658	36,934	29,015	24,796	26,938
Total Separate Accounts	$59,150	$60,453	$51,106	$46,335	$46,962
Total Liquidation Portfolio[1]	$6,561	$7,019	$7,346	$7,718	$8,124
Total Managed Assets	$363,803	$377,309	$379,771	$364,084	$355,861

AVERAGE MANAGED ASSETS	Quarter Ended
(in millions)	June 30, 2013	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012
By Asset Class
Equity	$38,762	$36,685	$35,016	$34,429	$32,993
Fixed-income	52,375	52,732	52,211	50,195	47,747
Money market	274,899	284,588	273,943	268,573	271,507
Liquidation portfolio[1]	6,834	7,215	7,559	7,948	8,353
Total Avg. Assets	$372,870	$381,220	$368,729	$361,145	$360,600
By Product Type
Funds:
Equity	$25,094	$24,037	$23,209	$23,133	$22,642
Fixed-income	42,258	42,581	42,156	40,579	38,901
Money market	237,790	250,652	248,534	243,111	243,454
Total Avg. Fund Assets	$305,142	$317,270	$313,899	$306,823	$304,997
Separate Accounts:
Equity	$13,668	$12,648	$11,807	$11,296	$10,351
Fixed-income	10,117	10,151	10,055	9,616	8,846
Money market	37,109	33,936	25,409	25,462	28,053
Total Avg. Separate Accounts	$60,894	$56,735	$47,271	$46,374	$47,250
Total Avg. Liquidation Portfolio[1]	$6,834	$7,215	$7,559	$7,948	$8,353
Total Avg. Managed Assets	$372,870	$381,220	$368,729	$361,145	$360,600
1) Liquidation portfolio represents a portfolio of distressed bonds. Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. Management-fee rates earned from this portfolio are lower than those of traditional separate account mandates.

Federated Reports Q2 2013 Earnings	Page 10 of 10

AVERAGE MANAGED ASSETS	Six Months Ended
(in millions)	June 30, 2013	June 30, 2012
By Asset Class
Equity	$37,724	$32,910
Fixed-income	52,553	46,769
Money market	279,743	277,154
Liquidation portfolio[1]	7,025	8,528
Total Avg. Assets	$377,045	$365,361
By Product Type
Funds:
Equity	$24,566	$22,859
Fixed-income	42,419	38,514
Money market	244,221	247,640
Total Avg. Fund Assets	$311,206	$309,013
Separate Accounts:
Equity	$13,158	$10,051
Fixed-income	10,134	8,255
Money market	35,522	29,514
Total Avg. Separate Accounts	$58,814	$47,820
Total Avg. Liquidation Portfolio[1]	$7,025	$8,528
Total Avg. Managed Assets	$377,045	$365,361
1) Liquidation portfolio represents a portfolio of distressed bonds. Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. Management-fee rates earned from this portfolio are lower than those of traditional separate account mandates.